Issuer Free Writing Prospectus
Filed Pursuant to Rule 433
Registration Statement No. 333-289851
To Preliminary Prospectus Supplement dated January 6, 2026
(to Prospectus dated September 2, 2025)

Important Additional Information

Bright Minds Biosciences Inc. (the “Issuer”) has filed a registration statement on Form F-3 (including a base prospectus (the “Base Prospectus”)) with the U.S. Securities and Exchange Commission (the “SEC”) (File No. 333-289851), and a preliminary prospectus supplement that incorporates the Base Prospectus (together, the “Preliminary Prospectus”), for the offering (the “Offering”) to which this communication relates. The Issuer intends to file a further prospectus supplement (together with the base prospectus, the “Prospectus”) for the Offering.  Before you invest, you should read the Prospectus and other documents the Issuer has filed with the SEC for more complete information about the Issuer and this Offering.

You may get these documents for free by visiting EDGAR on the SEC Web site at www.sec.gov. Alternatively, the Issuer, any underwriter or any dealer participating in the Offering will arrange to send you the Preliminary Prospectus and/or the Prospectus if you request it by calling the Issuer toll-free at +1-888-482-0763 or by emailing Alex Vasilkevich, Chief Operating Officer, at alex@brightmindsbio.com.